Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated May 22, 2015 on the financial statements and financial highlights of Touchstone Flexible Income Fund, Touchstone Focused Fund, Touchstone Growth Opportunities Fund, Touchstone International Value Fund, Touchstone Mid Cap Growth Fund, Touchstone Sands Capital Emerging Markets Growth Fund, Touchstone Small Cap Growth Fund, and Touchstone Sustainability and Impact Equity Fund (formerly Touchstone Large Cap Growth Fund), eight of the funds constituting the Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended March 31, 2015, in Post-Effective Amendment Number 121 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

July 28, 2015